EXHIBIT 10.4

THIS DOCUMENT PREPARED BY

AND WHEN RECORDED MAIL TO:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603
Attn.:	Stanley B. Stallworth, Esq.

______________________________________________________________________________

SPACE ABOVE THIS LINE FOR RECORDER'S USE

MORTGAGE, ASSIGNMENT OF LEASES
AND RENTS, SECURITY
AGREEMENT AND FIXTURE FILING

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as the same may be amended, restated, extended, supplemented or otherwise modified from time to time, this “Mortgage”), is made as of the 10th day of January, 2006, by 280 SHUMAN BLVD., L.L.C., a Delaware limited liability company, having an address at c/o Prime Group Realty Trust, 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601 (“Mortgagor”), to and for the benefit of CITICORP USA, INC., a Delaware corporation, having an address at 666 Fifth Avenue, 51st Floor, New York, New York 10103 (together with its successors and assigns, “Mortgagee”). Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Loan Agreement (hereinafter defined).

W I T N E S S E T H:

WHEREAS, PGRT EQUITY LLC, a Delaware limited liability company (the “Borrower”), and Mortgagee are entering into a Loan Agreement dated as of the date hereof (as amended, restated, modified, supplemented or substituted from time to time, the “Loan Agreement”);

WHEREAS, pursuant to and following satisfaction of the conditions set forth in the Loan Agreement, Mortgage has made a Loan, and Mortgagee has agreed to extend certain other financial accommodations from time to time to Borrower, all in an aggregate principal amount not to exceed Fifty-Eight Million and 00/100 Dollars ($58,000,000);

WHEREAS, Mortgagor is a Subsidiary of Borrower and has derived and will continue to derive direct and indirect economic benefit from the financial accommodations made by the Mortgagee to Borrower; and

WHEREAS, as a condition to Mortgagee’s continued extension of such credit and financial accommodations to Borrower, including, without limitation, the extension of credit evidenced pursuant to the Loan Agreement or any other Loan Document, Mortgagee has required that Mortgagor enter into this Mortgage and grant to Mortgagee the liens and security interests referred to herein to secure (i) payment of the Debt, including, without limitation, the payment of the principal amount evidenced by the Loan Documents together with interest thereon; (ii)  payment of the principal amount, together with interest thereon, of all present and future advances of money made by Mortgagee to the Borrower, including, without limitation, the reborrowing of principal previously repaid pursuant to the Loan Agreement, as well as all other Obligations; and (iii) other payment and performance obligations related to this Mortgage (the aforesaid Obligations, together with any other obligations evidenced by the Loan Documents plus interest and all other payment and performance obligations under the Loan Documents being hereinafter referred to collectively as the “Liabilities”); and

WHEREAS, the Liabilities secured hereby shall not exceed an aggregate principal amount, at any one time outstanding of Seventy Million and 00/100 Dollars ($70,000,000), provided, that the foregoing limitation shall apply only to the lien upon the real property created by this Mortgage, and it shall not in any manner limit, affect or impair any grant of a security interest or other right in favor of the Mortgagee under the provisions of the Loan Agreement or under any other security agreement at any time executed by Borrower or Mortgagor;]

NOW, THEREFORE, in consideration of the premises contained herein and to secure payment and performance of the Liabilities and in consideration of One Dollar ($1.00) in hand paid, the receipt and sufficiency whereof are hereby acknowledged, Mortgagor does hereby grant, remise, release, alien, convey, bargain, sell, enfeoff, confirm, pledge, assign, hypothecate mortgage and warrant unto Mortgagee, its successors and assigns, with power of sale, all of Mortgagor’s right, title, interest and estate in and to the real property described on Exhibit A attached hereto (the “Premises”) and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (the “Improvements”);

TOGETHER WITH: all right, title, interest and estate of Mortgagor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises and the Improvements, together with the following property, rights, interests and estates being hereinafter described, are collectively referred to herein as the “Mortgaged Property”):

(a)          all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Premises and the Improvements, and every part and parcel thereof, with the appurtenances thereto;

(b)          all machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises or the Improvements, or appurtenant thereto, and usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements (hereinafter collectively called the “Equipment”), including the proceeds of any sale or transfer of the foregoing, and the right, title and interest of Mortgagor in and to any of the Equipment which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Mortgaged Property is located (the “Uniform Commercial Code”) superior in lien to the lien of this Mortgage;

(c)          all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Mortgaged Property, whether from the exercise of the right of eminent domain or condemnation (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Mortgaged Property;

(d)          all leases, tenancies, licenses, subleases, assignments and/or other rental or occupancy agreements (including, without limitation, any and all guarantees and supporting obligations of and security deposit and letter of credit rights relating to any of the foregoing) heretofore or hereafter entered into affecting the use, enjoyment or occupancy of the Premises and the Improvements, including any extensions, renewals, modifications or amendments thereof (collectively, the “Leases”), together with all rights, powers, privileges, options and other benefits of Mortgagor as lessor under the Leases, including, without limitation, the immediate and continuing right to receive and collect all rents, income, revenues, issues, profits, condemnation awards, insurance proceeds, moneys and security payable or receivable under the

Leases or pursuant to any of the provisions thereof, whether as rent or otherwise, the right to accept or reject any offer made by any tenant pursuant to its Lease to purchase the Mortgaged Property and any other property subject to the Lease as therein provided and to perform all other necessary or appropriate acts with respect to such Leases as agent and attorney-in-fact for Mortgagor, and the right to make all waivers and agreements, to give and receive all notices, consents and releases, to take such action upon the happening of a default under any Lease, including the commencement, conduct and consummation of proceedings at law or in equity as shall be permitted under any provision of any Lease or by any law, and to do any and all other things whatsoever which Mortgagor is or may become entitled to do under any such Lease together with all accounts receivable, contract rights, franchises, interests, estates or other claims, both at law or in equity, relating to the Mortgaged Property, to the extent not included in rent earnings and income under any of the Leases, including the right to receive and collect any sums payable to Mortgagor thereunder and all deposits or other security or advance payments made by Mortgagor with respect to any of the services related to the Mortgaged Property or the operation thereof, and together with all rents, rent equivalents (including room revenues, if applicable), moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Mortgagor or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements (the “Rents”), and together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Liabilities;

(e)          all of Mortgagor’s right, title and interest in, to and under any and all reserve, deposit or escrow accounts (the “Accounts”) made pursuant to any of the Loan Documents, together with all income, profits, benefits, investment property and advantages arising therefrom, and together with all rights, powers, privileges, options and other benefits of Mortgagor under the Accounts, and together with the right to do any and all other things whatsoever which Mortgagor is or may become entitled to do under the Accounts;

(f)           all trade names, software, trademarks, trademark applications, trademark licenses, servicemarks, logos, copyrights, copyright applications, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Mortgaged Property;

(g)          all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property or any part thereof;

(h)          the right, following an Event of Default, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of the Mortgagee in the Mortgaged Property or any part thereof;

(i)           all accounts, escrows, reserves, documents, instruments, chattel paper, monetary obligations, claims, deposits, investment property and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and all books, records, plans, specifications, designs, drawings, permits, consents, licenses, franchises, management agreements, contracts, contract rights (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair, or other work upon the Mortgaged Property), approvals, actions, refunds or real estate taxes and assessments (and any other governmental impositions related to the Mortgaged Property), and causes of action that now or hereafter relate to, are derived from or are used in connection with the Mortgaged Property, or the use, operation, management, improvement, alteration, repair, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon;

(j)           all accounts receivable, contract rights, interests, estate or other claims, both in law and in equity, which Mortgagor now has or may hereafter acquire in the Mortgaged Property or any part thereof;

(k)          all rights which Mortgagor now has or may hereafter acquire, to be indemnified and/or held harmless from any liability, loss, damage, cost or expense (including, without limitation, attorneys’ fees and disbursements) relating to the Mortgaged Property or any part thereof;

(l)	all personal property of Mortgagor; and
(m)	any and all proceeds and products of any of the foregoing.

TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the use and benefit of Mortgagee, and the successors and assigns of Mortgagee, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall well and truly pay to Mortgagee the Liabilities at the time and in the manner provided in the Note and this Mortgage and shall pay all other sums due under the Loan Agreement or any other Loan Document, these presents and the estate hereby granted shall cease, terminate and be void;

AND Mortgagor represents and warrants to and covenants and agrees with Mortgagee as follows:

1.            Payment of Debt and Incorporation of Covenants, Conditions and Agreements. Mortgagor shall pay the Debt at the time and in the manner provided in the Note, the Loan Agreement and in this Mortgage. Mortgagor will duly and punctually perform all of the Liabilities, including all of the covenants, conditions and agreements contained in the Note, the Loan Agreement, this Mortgage and the other Loan Documents all of which covenants, conditions and agreements are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.

2.            Warranty of Title. Mortgagor warrants that Mortgagor has a good, marketable and insurable fee simple interest in the Mortgaged Property and has the right to mortgage, give,

grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign and hypothecate the Mortgaged Property and that Mortgagor possesses a fee simple estate in the Mortgaged Property and that it owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for the Permitted Liens. Mortgagor represents and warrants that none of the Permitted Liens will materially and adversely affect (i) Mortgagor’s ability to pay in full in a timely manner its obligations, including, without limitation, the Liabilities, (ii) the use of the Mortgaged Property for the use currently being made thereof, (iii) the operation of the Mortgaged Property, or (iv) the value of the Mortgaged Property. Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever.

3.            Insurance. (a) Mortgagor, at its sole cost and expense, shall maintain or cause to be maintained insurance with respect to the Mortgaged Property for the mutual benefit of Mortgagor and Mortgagee as required by Section 5.4 of the Loan Agreement.

(b)          If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (an “Insured Casualty”), Mortgagor shall give immediate notice thereof to Mortgagee and to the insurance carrier. Subject to the terms of the Loan Agreement, Mortgagor shall promptly repair, replace or rebuild the Mortgaged Property in accordance with, and all amounts paid with respect to such Insured Casualty under all insurance policies maintained by Mortgagor shall be governed by, the terms and conditions of Section 7.3 of the Loan Agreement. The expenses incurred by Mortgagee in the adjustment and collection of insurance proceeds shall become part of the Liabilities and shall be secured hereby and shall be reimbursed by Mortgagor to Mortgagee upon demand.

4.            Payment of Impositions and Other Charges. Subject to Mortgagor’s right to contest set forth in Section 7.4(b) of the Loan Agreement and the provisions of Section 5 below, Mortgagor shall cause to be paid all Real Property Taxes, Other Property Charges and impositions that are to be paid by Mortgagor under the terms of the Loan Agreement which are now, or hereafter may be, levied or assessed or imposed against the Mortgaged Property or any part thereof (collectively, “Impositions”) as the same become due and payable. Mortgagor shall promptly pay for all utility services provided to the Mortgaged Property. Mortgagor shall furnish to Mortgagee or its designee receipts for the payment of the Impositions prior to the date the same shall become delinquent.

5.            Impositions and Insurance Reserve. Mortgagor shall make monthly deposits into the Escrow Fund relating to the Mortgaged Property and any other Reserves relating to the Mortgaged Property, of amounts sufficient to pay Impositions and insurance premiums in accordance with the terms of Section 7.4 of the Loan Agreement.

6.            Condemnation. Mortgagor shall promptly give Mortgagee written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Mortgaged Property or any portion thereof and shall deliver to Mortgagee copies of any and all papers served in connection with such proceedings. Subject to the terms of Section 7.3(b) of the Loan Agreement, Mortgagee is hereby irrevocably appointed as Mortgagor’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment for said condemnation or eminent domain and to make any compromise or settlement in connection with such proceeding. Notwithstanding any taking by any public or quasi public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Mortgagor shall continue to pay the Liabilities at the time and in the manner provided for its payment in the Loan Agreement. Subject to the terms of the Loan Agreement, Mortgagor shall cause the award or payment made in any condemnation or eminent domain proceeding, which is payable to Mortgagor, to be paid directly to Mortgagee. The application of any such award or payment shall be governed by the applicable provisions of the Loan Agreement.

7.            Maintenance of Mortgaged Property. Mortgagor shall cause the Mortgaged Property to be operated and maintained in a good and safe condition and repair and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction. Mortgagor shall not use, maintain or operate the Mortgaged Property in any manner which constitutes a public or private nuisance or which makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto. The Improvements and the Equipment shall not be removed or demolished and no Material Alterations shall be made thereto (except for normal replacement or disposal of the Equipment and except as otherwise expressly permitted in Section 8.16 of the Loan Agreement) without the consent of Mortgagee. Mortgagor shall promptly comply in all material respects with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof.

8.            Use of Mortgaged Property. Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof, nor shall Mortgagor initiate, join in, acquiesce in, or consent to any zoning change or zoning matter affecting the Mortgaged Property, which in any of the foregoing cases could reasonably be expected to result in a Material Adverse Effect. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Mortgagor will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Mortgagee, which consent shall not be unreasonably withheld. Mortgagor shall not permit or suffer to occur any waste on or to the Mortgaged Property or to any portion thereof and shall not take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of management. Mortgagor will not install or permit to be installed on the Premises any underground storage tank or above-ground storage tank in violation of the Environmental Laws.

9.            Transfer or Encumbrance of the Mortgaged Property. (a) Mortgagor acknowledges that Mortgagee has examined and relied on the creditworthiness and experience of Mortgagor in owning and operating properties such as the Mortgaged Property in agreeing to make the Loan, and that Mortgagee will continue to rely on Mortgagor’s ownership of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Liabilities. Except as expressly permitted under this Mortgage, the Loan Agreement or under the other Loan Documents, Mortgagor shall not cause or suffer to occur or exist, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, any sale, transfer, mortgage, pledge, lien or encumbrance (other than Permitted Liens) (collectively, “Transfers”) of (i) all or any part of the Mortgaged Property or any interest therein, or (ii) any direct or indirect beneficial ownership interest (in whole or in part) in Mortgagor, irrespective of the number of tiers of ownership, without the prior written consent of Mortgagee.

(b)          The occurrence of any Transfer in violation of this Section 9 shall constitute an Event of Default hereunder, whereupon Mortgagee at its option, without being required to demonstrate any actual impairment of its security or any increased risk of default hereunder, may declare the Liabilities immediately due and payable.

(c)          Mortgagee’s consent to any Transfer of the Mortgaged Property or any interest in Mortgagor shall not be deemed to be a waiver of Mortgagee’s right to require such consent to any future occurrence of same. Any attempted or purported Transfer of the Mortgaged Property or of any direct or indirect interest in Mortgagor, if made in contravention of this Section 9, shall be null and void and of no force and effect.

10.          Taxes on Security; Documentary Stamps; Intangibles Tax. (a) Mortgagor shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note, this Mortgage or the liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Mortgagee. If there shall be enacted any law (i) deducting the Loan from the value of the Mortgaged Property for the purpose of taxation, (ii) affecting any lien on the Mortgaged Property, or (iii) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or Liabilities secured by real property, or changing the manner of collecting any such taxes, Mortgagor shall promptly pay to Mortgagee, on demand, all taxes, costs and charges for which Mortgagee is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Mortgagee may declare all amounts owing under the Loan Documents to be immediately due and payable.

(b)          If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any. Mortgagor hereby agrees that, in the event that it is determined that additional documentary stamp tax or intangible tax is due hereon or any mortgage or promissory note executed in connection herewith (including, without limitation, the Note), Mortgagor shall indemnify and hold harmless Mortgagee for all such documentary stamp tax and/or intangible tax, including all penalties and interest assessed or charged in connection therewith. Mortgagor shall pay same within ten (10) days after demand of payment from Mortgagee and the payment of such sums shall be secured by this Mortgage and such sums shall bear interest at the Default Rate from and after the eleventh (11th) day after demand until paid in full.

(c)          Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

11.          No Credits on Account of the Liabilities. Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Liabilities for any part of the Impositions assessed against the Mortgaged Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Liabilities. In the event such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the Liabilities immediately due and payable.

12.          Performance of Other Agreements. Mortgagor shall duly and punctually observe and perform each and every material term, provision, condition, and covenant to be observed or performed by Mortgagor pursuant to the terms of any agreement or recorded instrument (including all instruments comprising the Permitted Liens) affecting or pertaining to the Mortgaged Property, and will not suffer or permit any default or event of default (after giving effect to any applicable notice requirements and cure periods) to exist under any of the foregoing.

13.          Further Acts; Secondary Market Transactions. (a) Mortgagor will, at its sole cost and expense, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage. Mortgagor, on demand, will execute and deliver and, upon Mortgagor’s failure to do so within five (5) Business Days after Mortgagee’s request therefor, hereby authorizes Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Mortgagee in the Mortgaged Property. Upon foreclosure or the appointment of a receiver, Mortgagor will, at its sole cost and expense, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Mortgaged Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including, without limitation, such rights and remedies available to Mortgagee pursuant to this Section.

(b)          Subject to the terms and conditions set forth in the Loan Agreement, Mortgagee shall have the right to engage in one or more Secondary Market Transactions and, in connection therewith, Mortgagee may transfer its obligations under this Mortgage, the Note, the Loan Agreement and under the other Loan Documents (or may transfer the portion thereof corresponding to the transferred portion of the Liabilities), and thereafter Mortgagee shall be relieved of any obligations hereunder and under the other Loan Documents arising after the date of said transfer with respect to the transferred interest.

14.          Recording of Mortgage, Etc. Upon the execution and delivery of this Mortgage and thereafter, from time to time, Mortgagor will cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged

Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do.

15.          Reporting Requirements. Mortgagor agrees to give prompt notice to Mortgagee of the insolvency or bankruptcy filing of Mortgagor or the death, insolvency or bankruptcy filing of any Guarantor.

16.	Intentionally Deleted.

17.          Remedies. Upon the occurrence and during the continuance of an Event of Default, Mortgagee may, at Mortgagee’s option, by Mortgagee itself, or otherwise, do any one or more of the following:

(a)          Right to Perform Mortgagor’s Covenants. If Mortgagor has failed to keep or perform any covenant whatsoever contained in this Mortgage or the other Loan Documents, Mortgagee may, but shall not be obligated to do so, perform or attempt to perform said covenant; and any payment made or expense incurred in the performance or attempted performance of any such covenant, together with any sum expended by Mortgagee that is chargeable to Mortgagor or subject to reimbursement by Mortgagor under the Loan Documents, shall be and become a part of the Liabilities, and Mortgagor promises, upon demand, to pay to Mortgagee, at the place where the Note is payable, all sums so incurred, paid or expended by Mortgagee, with interest from the date when paid, incurred or expended by Mortgagee at the Default Rate .

(b)          Right of Entry. Mortgagee may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Mortgaged Property, or any part thereof, and take exclusive possession of the Mortgaged Property and of all books, records, and accounts relating thereto and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession, operation, protection, or preservation of the Mortgaged Property, including, without limitation, the right to rent the same for the account of Mortgagor and to deduct from such Rents all costs, expenses, and liabilities of every character incurred by the Mortgagee in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property and to apply the remainder of such Rents on the Liabilities in such manner as Mortgagee may elect. All such costs, expenses, and liabilities incurred by Mortgagee in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property, if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by Mortgagor and shall bear interest from the date of expenditure until paid at the Default Rate as specified in the Note, all of which shall constitute a portion of the Liabilities. If Mortgagee elects to enter the Mortgaged Property as provided for herein, Mortgagee may invoke any and all legal remedies to dispossess Mortgagor, including specifically one or more actions for forcible entry and detainer, trespass to try title, and restitution. In connection with any action taken by the Mortgagee pursuant to this subsection, Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any failure to let the Mortgaged Property, or any part thereof, or from any other act or omission of Mortgagee in managing the Mortgaged Property unless such loss is caused by the willful misconduct or gross negligence of Mortgagee, its agents, employees or officers, nor shall Mortgagee be obligated to perform or discharge any obligation, duty, or liability under any Lease or under or by reason hereof or the exercise of rights or remedies hereunder. Mortgagor shall and does hereby agree to indemnify, defend and hold harmless the Indemnified Parties (as defined in Section 23 below) from and against, any and all liability, claim, demand, loss, damage, cost or expense (including, without limitation, reasonable attorneys’ fees and disbursements) which may or might be suffered or incurred by any Indemnified Party under any such Lease or under or by reason hereof or the exercise of rights or remedies hereunder, or by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any such Lease as and to the extent provided under Section 23 below. Nothing in this subsection shall impose any duty, obligation, or responsibility upon any Indemnified Party for the control, care, management, leasing, or repair of the Mortgaged Property, nor for the carrying out of any of the terms and conditions of any such Lease prior to the transfer of title to the Mortgaged Property to any Indemnified Party by foreclosure, deed-in-lieu thereof, exercise of power of sale or otherwise. Mortgagor hereby assents to, ratifies, and confirms any and all actions of the Mortgagee with respect to the Mortgaged Property taken under this subsection.

(c)          Right to Accelerate. Mortgagee may, without notice or demand, declare the entire unpaid balance of the Liabilities immediately due and payable.

(d)          Mortgagee’s Judicial Remedies. Mortgagee may proceed by suit or suits, at law or in equity, to enforce the payment of the Liabilities to foreclose the liens and security interests of this Mortgage as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to the Mortgagee under this Mortgage or the other Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of the Mortgagee.

(e)          Mortgagee’s Right to Appointment of Receiver. Mortgagee, as a matter of right and (i) without regard to the sufficiency of the security for repayment of the Liabilities and without notice to Mortgagor, (ii) without any showing of insolvency, fraud, or mismanagement on the part of Mortgagor, (iii) without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, and (iv) without regard to the then value of the Mortgaged Property, shall be entitled to the appointment of a receiver or receivers for the protection, possession, control, management and operation of the Mortgaged Property, including (without limitation), the power to collect the Rents, enforce this Mortgage and, in case of a sale and deficiency, during the full statutory period of redemption (if any), whether there be a redemption or not, as well as during any further times when Mortgagor, except for the intervention of such receiver, would be entitled to collection of such Rents. Mortgagor hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.

(f)           Mortgagee’s Uniform Commercial Code Remedies. Mortgagee may exercise its rights of enforcement under the Uniform Commercial Code in effect in the state in which the Mortgaged Property is located.

(g)          Other Rights. Mortgagee (i) may surrender the insurance policies maintained pursuant to the Loan Agreement or any part thereof, and upon receipt of the proceeds shall apply the unearned insurance premiums as a credit on the Liabilities, and, in connection therewith, Mortgagor hereby appoints Mortgagee as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Mortgagor to collect such insurance premiums; (ii) may apply the Escrow Fund and any other Reserves held pursuant to this Mortgage or the other Loan Documents, and any other funds held by Mortgagee toward payment of the Liabilities; and (iii) shall have and may exercise any and all other rights and remedies which Mortgagee may have at law or in equity, or by virtue of any of the Loan Documents, or otherwise.

(h)          Discontinuance of Remedies. If Mortgagee shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right so to do and, in such event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Liabilities, the Loan Documents, the Mortgaged Property or otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.

(i)           Remedies Cumulative. All rights, remedies, and recourses of Mortgagee granted in the Note, this Mortgage, the Loan Agreement and the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative; (ii) may be pursued separately, successively, or concurrently against Mortgagor, the Mortgaged Property, or any one or more of them, at such time and in such order as Mortgagee may determine in its sole discretion; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Mortgagor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive of any other right, power or remedy which Mortgagee may have against Mortgagor pursuant to this Mortgage, the Loan Agreement or the other Loan Documents, or otherwise available at law or in equity; (v) shall not be conditioned upon Mortgagee exercising or pursuing any remedy in relation to the Mortgaged Property prior to Mortgagee bringing suit to recover the Liabilities; and (vi) in the event Mortgagee elects to bring suit on the Liabilities and obtains a judgment against Mortgagor prior to exercising any remedies in relation to the Mortgaged Property, all liens and security interests, including the lien of this Mortgage, shall remain in full force and effect and may be exercised thereafter at Mortgagee’s option.

(j)           Election of Remedies. Mortgagee may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating, or releasing the lien or security interests evidenced by this Mortgage or the other

Loan Documents or affecting the obligations of Mortgagor or any other party to pay the Liabilities. For payment of the Liabilities, Mortgagee may resort to any collateral securing the payment of the Liabilities in such order and manner as Mortgagee may elect. No collateral taken by Mortgagee shall in any manner impair or affect the lien or security interests given pursuant to the Loan Documents, and all collateral shall be taken, considered, and held as cumulative.

(k)          Bankruptcy Acknowledgment. If the Mortgaged Property or any portion thereof or any interest therein becomes property of any bankruptcy estate or subject to any state or federal insolvency proceeding, or in the event of the filing of any voluntary or involuntary petition under the Bankruptcy Code by or against Mortgagor then Mortgagee shall immediately become entitled, in addition to all other relief to which Mortgagee may be entitled under this Mortgage, to obtain (i) an order from any bankruptcy court or other appropriate court granting immediate relief from the automatic stay pursuant to § 362 of the Bankruptcy Code so as to permit Mortgagee to pursue its rights and remedies against Mortgagor as provided under this Mortgage and all other rights and remedies of Mortgagee at law and in equity under applicable state law, and (ii) an order from the Bankruptcy Court prohibiting Mortgagor’s use of all “cash collateral” as defined under § 363 of the Bankruptcy Code. Mortgagor shall not assert or request any other party to assert, that the automatic stay under § 362 of the Bankruptcy Code operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights it has by virtue of this Mortgage, or any other rights that Mortgagee has, whether now or hereafter acquired, against any guarantor of the Liabilities. Mortgagor shall not seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to § 105 of the Bankruptcy Code or any other provision therein to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights it has by virtue of this Mortgage against any guarantor of the Liabilities. Any bankruptcy petition or other action taken by Mortgagor to stay, condition, or inhibit Mortgagee from exercising its remedies are hereby admitted by Mortgagor to be in bad faith and Mortgagor further admits that Mortgagee would have just cause for relief from the automatic stay in order to take such actions authorized under state law.

(l)           Application of Proceeds. The proceeds from any sale, lease, or other disposition made pursuant to this Mortgage, or the proceeds from the surrender of any insurance policies pursuant hereto, or any Rents collected by Mortgagee from the Mortgaged Property or the Escrow Fund or other Reserves under the Loan Agreement or sums received pursuant to Section 6 hereof, or proceeds from insurance which Mortgagee elects to apply to the Liabilities pursuant to Section 3 hereof, shall be applied by Mortgagee to the Liabilities in such order, priority and proportions as Mortgagee in its sole discretion shall determine.

18.          Security Agreement. This Mortgage is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee, as security for the Liabilities, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (said portion of the Mortgaged Property so subject to the Uniform Commercial Code being called in this Section 18 the “Collateral”). Mortgagor hereby agrees to execute and deliver to Mortgagee, in form and substance reasonably satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may from time to time reasonably consider necessary to create, perfect, and preserve Mortgagee’s security interest herein granted. This Mortgage shall also constitute a “fixture filing” for the purposes of the Uniform Commercial Code as to all or any part of the Mortgaged Property which now or hereafter constitute “fixtures” under the Uniform Commercial Code. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage. If an Event of Default shall occur, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee, Mortgagor shall, at its expense, assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all expenses, including legal expenses and attorneys’ fees, incurred or paid by Mortgagee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Liabilities in such priority and proportions as Mortgagee in its discretion shall deem proper. In the event of any change in name, identity or structure of any Mortgagor, such Mortgagor shall notify Mortgagee thereof and promptly after Mortgagee’s request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Mortgagee’s lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Mortgagee shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Mortgagor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Mortgagee shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Mortgagor’s obligations under the Note, this Mortgage and the other Loan Documents. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest upon Mortgagor’s failure to do so within five (5) Business Days after request by Mortgagee, to file with the appropriate public office on its behalf any financing or other statements signed only by Mortgagee, as Mortgagor’s attorney-in-fact, in connection with the Collateral covered by this Mortgage. Notwithstanding the foregoing, Mortgagor shall appear and defend in any action or proceeding which affects or purports to affect the Mortgaged Property and any interest or right therein, whether such proceeding affects title or any other rights in the Mortgaged Property (and in conjunction therewith, Mortgagor shall fully cooperate with Mortgagee in the event Mortgagee is a party to such action or proceeding).

19.          Actions and Proceedings. Upon the occurrence and during the continuance of an Event of Default, Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its discretion, decides should be brought to protect its interest in the Mortgaged Property. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Liabilities, and any such subrogation rights shall constitute additional security for the payment of the Liabilities.

20.          Waiver of Setoff and Counterclaim, Marshalling, Statute of Limitations, Automatic or Supplemental Stay, Etc. (a) All amounts due under this Mortgage, the Loan Agreement, the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Mortgagor hereby waives the right to assert a setoff, counterclaim or deduction in any action or proceeding in which Mortgagee is a participant, or arising out of or in any way connected with this Mortgage, the Note, any of the other Loan Documents, or the Liabilities.

(b)          Mortgagor hereby expressly, irrevocably, and unconditionally waives and releases, to the extent permitted by law (i) the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling, sale in the inverse order of alienation, or any other right to direct in any manner the order or sale of any of the Mortgaged Property in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein; (ii) any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law; and (iii) all benefits that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment. Mortgagee shall not be under any obligation to marshal any assets in favor of any Person or against or in payment of any or all of the Liabilities.

(c)          To the extent permitted by applicable law, Mortgagee’s rights hereunder shall continue even to the extent that a suit for collection of the Liabilities, or part thereof, is barred by a statute of limitations. Mortgagor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Liabilities.

21.          Recovery of Sums Required to Be Paid. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Liabilities as the same become due, without regard to whether or not the balance of the Liabilities shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

22.          Handicapped Access. (a) Mortgagor agrees that the Mortgaged Property shall at all times comply in all material respects with applicable requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility

Guidelines for Buildings and Facilities (as the same may be amended, modified, replaced or substituted from time to time, collectively “Access Laws”).

(b) Mortgagor agrees to give prompt notice to Mortgagee of the receipt by Mortgagor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws but only to the extent that such complaints, proceedings or investigations, if adversely determined, could have a Material Adverse Effect.

23.          Indemnification. In addition to the payment of expenses as required elsewhere herein and in the other Loan Documents, Mortgagor agrees to indemnify, defend, protect, pay and hold Mortgagee, its successors and assigns (including, without limitation, the trustee and/or the trust under any trust agreement executed in connection with any Securitization backed in whole or in part by the Loan and any other person which may hereafter be the holder of the Note or any interest therein), and the officers, directors, stockholders, partners, members, employees, agents, and Affiliates of Mortgagee and such successors and assigns (collectively, the “Indemnified Parties”) harmless from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorneys’ fees and expenses) (collectively, the “Indemnified Claims”), imposed upon or incurred by or asserted against any Indemnified Party by reason of any of the following (to the extent that insurance proceeds paid to the applicable Indemnified Party on account of the following shall be inadequate): (i) ownership of the Mortgage, the Mortgaged Property or any interest therein or receipt of any rents; (ii) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iii) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iv) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (v) any failure of the Premises or the Improvements to comply with any applicable law, statute, code, ordinance, rule or regulation; (vi) any Event of Default by Mortgagor under this Mortgage, the Loan Agreement or any other Loan Documents; (vii) any actions taken by any Indemnified Party in the enforcement of this Mortgage and the other Loan Documents in accordance with their respective terms; (viii) any failure to act on the part of any Indemnified Party hereunder; (ix) any representation or warranty made in the Note, this Mortgage or any of the other Loan Documents being false or misleading in any material respect as of the date such representation or warranty was made; (x) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Mortgaged Property or any part thereof under any legal requirement or any liability asserted against Mortgagee with respect thereto; and (xi) the claims of any lessee of any or any portion of the Mortgaged Property or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease. Notwithstanding the foregoing, Mortgagor shall not be liable for any Indemnified Claims arising (A) from the gross negligence or willful misconduct of any Indemnified Party or (B) under clauses (i) – (v) above to the extent the facts, events or circumstances giving rise to such Indemnified Claim arise after the date that any Indemnified Party takes title to the Mortgaged Property by foreclosure, deed-in-lieu thereof, the exercise of any power of sale or otherwise. Any amounts payable to an Indemnified Party by reason of the application of this Section 23 shall be secured by this Mortgage shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by such Indemnified Party until paid. The obligations and liabilities of Mortgagor under this paragraph shall survive the termination, satisfaction, or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including, but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

(a)          Notices. Any notice, request, demand, statement, authorization, approval, consent or acceptance made hereunder shall be in writing and shall be hand delivered or sent by Federal Express or other reputable courier service, or by registered or certified mail, postage prepaid with return receipt requested, and shall be deemed given (i) upon delivery, if delivered in person, (ii) one (1) Business Day after being deposited with Federal Express or any other reputable overnight courier service, or (ii) three (3) Business Days after being postmarked and addressed as follows if sent by registered or certified mail, return receipt requested, addressed as follows:

                If to Mortgagee:

Citicorp USA, Inc.

666 Fifth Avenue

Fifth Floor

New York, New York 10103

Attention: Diana Yusun

With a copy to:

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

Attention: Virginia Aronson

If to Mortgagor:

280 Shuman Blvd., L.L.C.

c/o Prime Office Company LLC

77 West Wacker Drive

Suite 3900

Chicago, Illinois 60601

Attention: Jeffrey Patterson

With a copy to:

PGRT Equity LLC

c/o Prime Office Company LLC

Suite 3900

Chicago, Illinois 60601

Attention: James Hoffman

With a copy to:

The Lightstone Group

326 Third Street

Lakewood, New Jersey 08701

Attention: David Lichtenstein

With a copy to:

Herrick, Feinstein LLP

2 Park Avenue

New York, New York 10016

Attention: Sheldon Chanales

Each party may designate a change of address by notice to the other party, given at least fifteen (15) days before such change of address is to become effective.

24.          Authority. (a) Mortgagor (and the undersigned representative of Mortgagor, if any) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Mortgage, and to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Mortgagor’s part to be performed; and (b) Mortgagor represents and warrants that Mortgagor is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations.

25.          Waiver of Notice. Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage or the Loan Agreement specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage or the Loan Agreement do not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

26.          Remedies of Mortgagor. In the event that a claim or adjudication is made that Mortgagee has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Mortgage or the other Loan Documents, it has an obligation to act reasonably or promptly, Mortgagee shall not be liable for any monetary damages, and Mortgagor’s remedies shall be limited to injunctive relief or declaratory judgment.

27.          Sole Discretion of Mortgagee. Whenever pursuant to this Mortgage or the other Loan Documents, Mortgagee exercises any right given to it to consent, approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to consent, approve or disapprove, or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein. Notwithstanding anything to the contrary contained herein, it shall be understood and agreed that any such consent, approval, or disapproval may be conditioned, among other things, upon Mortgagee obtaining confirmation by the Rating Agencies that the action or other matter subject to Mortgagee’s consent, approval, or disapproval shall not adversely affect the rating of any securities issued or to be issued in connection with any Securitization or secondary market transaction, notwithstanding that such condition may not be expressly set forth in the provision or provisions of the Loan Documents which require that Mortgagee’s consent be obtained.

28.          Non-Waiver. The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor’s obligations hereunder by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor or Guarantor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note or other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Liabilities or any portion thereof, or (c) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage, or the other Loan Documents. Mortgagee may resort for the payment of the Liabilities to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Liabilities, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclosure this Mortgage. The rights and remedies of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

29.          Liability. Subject to the provisions hereof requiring Mortgagee’s consent to any transfer of the Mortgaged Property, this Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.

30.          Inapplicable Provisions. If any term, covenant or condition of this Mortgage is held to be invalid, illegal or unenforceable in any respect, this Mortgage shall be construed without such provision.

31.          Headings, Etc. The headings and captions of various Sections of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

32.          Counterparts. This Mortgage may be executed in any number of counterparts each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.

33.          Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein,” the word “Mortgagee” shall mean “Mortgagee and any subsequent holder of the Note,” the word “Liabilities” shall mean “the Note and any other evidence of Debt secured by this Mortgage,” the word “person” shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words “Mortgaged Property” shall include any portion of the Mortgaged Property and any interest therein and the words “attorneys’ fees” shall include any and all reasonable attorneys’ fees, paralegal and law clerk fees, including, but not limited to, fees at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

34.          Homestead. Mortgagor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Mortgaged Property as against the collection of the Liabilities, or any part hereof.

35.          Assignments. Mortgagee shall have the right to assign or transfer its rights under this Mortgage and the other Loan Documents without limitation, including, without limitation,

the right to assign or transfer its rights to a servicing agent. Any assignee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage and the other Loan Documents. Mortgagee agrees to provide Mortgagor with notice of any such assignment; provided, however, that Mortgagor’s consent shall not be required in connection with any such assignment and no delay or failure by Mortgagee to provide such notice shall limit the effectiveness of such assignment.

36.          Survival of Liabilities; Survival of Warranties and Representations. Each and all of the covenants, obligations, representations and warranties of Mortgagor shall survive the execution and delivery of the Loan Documents and the transfer or assignment of this Mortgage (including, without limitation, any transfer of the Mortgage by Mortgagee of any of its rights, title and interest in and to the Mortgaged Property to any party, whether or not affiliated with Mortgagee).

37.          Covenants Running with the Land. All covenants, conditions, warranties, representations and other obligations contained in this Mortgage and the other Loan Documents are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Mortgage has been fully released by Mortgagee, pursuant to the terms hereof.

38.          Governing Law; Jurisdiction. THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THIS MORTGAGE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

39.          Time of Essence. Time is of the essence as to all of the terms, covenants and condition of this Mortgage and the other Loan Documents.

40.          No Third-Party Beneficiaries. The provisions of this Mortgage and the other Loan Documents are for the benefit of Mortgagor and Mortgagee and shall not inure to the benefit of any third party (other than any successor or assignee of Mortgagee or permitted assignee of Mortgagor). This Mortgage and the other Loan Documents shall not be construed as creating any rights, claims or causes of action against Mortgagee or any of its officers, directors, agents or employees in favor of any party other than Mortgagor including but not limited to any claims to any sums held in the Impositions and Insurance Reserve or any other Reserves.

41.          Relationship of Parties. The relationship of Mortgagee and Mortgagor is solely that of debtor and creditor, and Mortgagee has no fiduciary or other special relationship with the Mortgagor, and no term or condition of any of the Loan Documents shall be construed to be other than that of debtor and creditor. Mortgagor represents and acknowledges that neither the Loan Documents nor any course of dealing between the parties creates any partnership or joint venture between Mortgagor and Mortgagee or any other person, nor does it provide for any shared appreciation rights or other equity participation interest.

42.          Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Mortgagor may not assign its rights or obligations hereunder except as expressly provided in Section 9 hereof or as permitted under the Loan Agreement.

43.          Investigations. Any and all representations, warranties, covenants and agreements made in this Mortgage (and/or in other Loan Documents) shall survive any investigation or inspection made by or on behalf of Mortgagee.

44.          Assignment of Leases. (a) Mortgagor acknowledges and confirms that it has executed and delivered to Mortgagee the Assignment of Leases and Rents (the “Assignment of Leases”) intending that such instrument create a present, absolute assignment to Mortgagee of the Leases and Rents. Without limiting the intended benefits or the remedies provided under the Assignment of Leases, Mortgagor hereby assigns to Mortgagee, as further security for the Liabilities and the Liabilities, the Leases and Rents. While any Event of Default exists, Mortgagee shall be entitled to exercise any or all of the remedies provided in the Assignment of Leases and in Section 17 hereof, including, without limitation, the right to have a receiver appointed. If any conflict or inconsistency exists between the assignment of the Leases and Rents in this Mortgage and the absolute assignment of the Leases and the Rents in the Assignment of Leases, the terms of the Assignment of Leases shall control.

(b)          So long as any part of the Liabilities and the Liabilities secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any lessee or any third party by purchase or otherwise.

45.          Waiver of Right to Trial by Jury. EACH OF MORTGAGOR AND MORTGAGEE HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS MORTGAGE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF MORTGAGOR AND MORTGAGEE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MORTGAGOR.

46.          Expenses and Attorneys’ Fees. Mortgagor agrees to promptly pay all reasonable fees, costs and expenses incurred by Mortgagee in connection with any matters contemplated by or arising out of this Mortgage and the other Loan Documents, including, without limitation, reasonable fees, costs and expenses (including reasonable attorneys’ fees and fees of other professionals retained by Mortgagee) incurred in any action to enforce this Mortgage or the other Loan Documents or to collect any payments due from Mortgagor under this Mortgage, the Loan Agreement, the Note or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Mortgage incurred in connection with a “workout” or in connection with any insolvency or bankruptcy proceedings with respect to Mortgagor, and all such fees, costs and expenses shall be part of the Liabilities, payable on demand.

47.          Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Mortgage, the Note or any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Mortgagee and any other party to be charged. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Mortgagor in any case shall entitle Mortgagor to any other or further notice or demand in similar or other circumstances.

48.          Servicer. Mortgagee shall have the right at any time throughout the term of the Loan to designate or appoint one or more Servicers (as defined in the Loan Agreement) to administer this Mortgage and the other Loan Documents, and to change or replace any Servicer. All of Mortgagee’s rights under this Mortgage and the other Loan Documents may be exercised by any such Servicer designated by Mortgagee. Any such Servicer shall be entitled to the benefit of all obligations of Mortgagor in favor of Mortgagee.

49.          Copy of Mortgage. MORTGAGOR REPRESENTS AND WARRANTS THAT IT HAS RECEIVED A TRUE COPY OF THIS MORTGAGE WITHOUT CHARGE.

50.          Limitation on Recourse. The obligations of Mortgagor hereunder are subject to limitations on recourse as provided in Article XII of the Loan Agreement.

51.          Satisfaction of Mortgage. Upon payment of the Liabilities in full, Mortgagee, at Mortgagor’s sole cost and upon Mortgagor’s request, shall execute and deliver to Mortgagor a satisfaction or reconveyance of Mortgage, duly acknowledged and in recordable form, UCC-3 financing statements terminating any UCC-1 financing statements filed by Mortgagee relating to the Mortgaged Property, and such other documents or instruments as may be required to release the Lien of the Loan Documents from the Mortgaged Property.

52.           Conflict. The terms and provisions of this Mortgage shall be construed to the extent possible consistently with those of the Loan Agreement as being in addition to and supplementing the provisions of the Loan Agreement and the other Loan Documents; however, in the event that notwithstanding such construction there is an irresolvable conflict between the provisions of this Mortgage and the provisions of the Loan Agreement, the provisions of the Loan Agreement shall govern and control.

53.          State Specific Provisions. The following provisions are included in this Mortgage specifically to comply with provisions of Illinois law or custom:

(a) Mortgagor represents and warrants to Mortgagee that the proceeds of the Debt secured hereby shall be used solely for business purposes and in furtherance of the regular business affairs of Mortgagor, and the entire principal obligation secured by this Mortgage constitutes (i) a “business loan” as that term is defined in, and for all purposes of, 815 ILCS 205/4(c) and (ii) a “loan secured by a mortgage on real estate” within the purview and operation of 815 ILCS 205/4(l).

(b) This Mortgage secures the payment of the entire Debt secured hereby; provided, however, that the total amount secured by this Mortgage (excluding interest, costs, expenses, charges, fees, protective advances and indemnification obligations, all of any type or nature) shall not exceed an amount equal to two hundred percent (200%) of the face amount of the Note.

(c) Pursuant to the terms of the Collateral Protection Act, 815 ILCS 180/1 et seq., Mortgagor is hereby notified that unless Mortgagor provides Mortgagee with evidence of the insurance coverage required by this Mortgage, Mortgagee may purchase insurance at Mortgagor’s expense to protect Mortgagee’s interests in the Premises or any part of the Mortgaged Property, which insurance may, but need not, protect the interests of Mortgagor. The coverage purchased by Mortgagee may not pay any claim made by Mortgagor or any claim made against Mortgagor in connection with the Premises or any part of the Mortgaged Property. Mortgagor may later cancel any insurance purchased by Mortgagee, but only after providing Mortgagee with evidence that Mortgagor has obtained the insurance as required hereunder. If Mortgagee purchases insurance for the Premises, the Mortgagor will be responsible for the costs of such insurance, including interest and any other charges imposed in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Debt secured hereby. The costs of such insurance may be greater than the cost of insurance Mortgagor may be able to obtain for itself.

(d) It is the intention of Mortgagor and Mortgagee that the enforcement of the terms and provisions of this Mortgage shall be accomplished in accordance with the Illinois Mortgage Foreclosure Law (the “Act”), 735 ILCS 5/15-1101 et seq., and with respect to such Act, Mortgagor agrees and covenants that:

(i) Mortgagee shall have the benefit of all of the provisions of the Act, including all amendments thereto which may become effective from time to time after the date hereof. In the event any provision of the Act which is specifically referred to herein may be repealed, Mortgagee shall have the benefit of such provision as most recently existing prior to such repeal, as though the same were incorporated herein by express reference. If any provision in this Mortgage shall be inconsistent with any provision of the Act, provisions of the Act shall take precedence over the provisions of this Mortgage but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with the Act. If any provision of this Mortgage shall grant to Mortgagee (including Mortgagee acting as a mortgagee-in-possession) or a receiver appointed pursuant to the provisions of Section 5.3(c) of this Mortgage any powers, rights or remedies prior to, upon or following the occurrence of an Event of Default which are more limited than the powers, rights or remedies that would otherwise be vested in Mortgagee or in such receiver under the Act in the absence of said provision, Mortgagee and such receiver shall be vested with the powers, rights and remedies granted in the Act to the full extent permitted by law. Without limiting the generality of the foregoing, all expenses incurred by Mortgagee, whether incurred before or after any decree or judgment of foreclosure, and whether or not enumerated in this Mortgage, shall be added to the Liabilities and shall have the benefit of all applicable provisions of the Act.

(ii) Wherever provision is made in this Mortgage for insurance policies to bear mortgagee clauses or other loss payable clauses or endorsements in favor of Mortgagee, or to confer authority upon to settle or participate in the settlement of losses under policies of insurance or to hold and disburse or otherwise control the use of insurance proceeds, from and after the entry of judgment of foreclosure, all such rights and powers of the Mortgagee shall continue in the Mortgagee as judgment creditor or mortgagee until confirmation of sale.

(iii) In addition to any provision of this Mortgage authorizing the Mortgagee to take or be placed in possession of the Premises, or for the appointment of a receiver, Mortgagee shall have the right, in accordance with Sections 15-1701 and 15-1702 of the Act, to be placed in the possession of the Premises or at its request to have a receiver appointed, and such receiver, or Mortgagee, if and when placed in possession, shall have, in addition to any other powers provided in this Mortgage, all rights, powers, immunities, and duties and provisions for in Sections 15-1701 and 15-1703 of the Act.

(iv) Mortgagor acknowledges that the Premises do not constitute agricultural real estate, as said term is defined in Section 15-1201 of the Act or residential real estate as defined in Section 15-1219 of the Act.

(v) Mortgagor hereby expressly waives any and all rights of reinstatement and redemption, if any, under any order or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every person, it being the intent hereof that any and all such rights of reinstatement and redemption of Mortgagor and of all other persons are and shall be deemed to be hereby waived to the full extent permitted by the provisions of Section 5/15-1601 of the Act or other applicable law or replacement statutes.

54.          Contemporaneous Security Instruments. THIS MORTGAGE IS MADE CONTEMPORANEOUSLY WITH THE OTHER SECURITY INSTRUMENTS DATED AS OF THE DATE HEREOF GIVEN BY AFFILIATES OF MORTGAGOR TO MORTGAGEE, COVERING PROPERTIES LOCATED IN THE STATE OF ILLINOIS (the “Other Security Instruments”). The Other Security Instruments further secure the obligations of Mortgagor to Mortgagee under the Note. Upon the occurrence of an Event of Default, Mortgagee may proceed under this Mortgage and/or the Other Security Instruments against any of such property and/or the Mortgaged Property in one or more parcels and in such manner and order as Mortgagee shall elect. Mortgagor hereby irrevocably waives and releases, to the extent permitted by law, and whether now or hereafter in force, any right to have the Mortgaged Property and/or the property covered by the Other Security Instruments marshalled upon any foreclosure of this Mortgage or the Other Security Instruments.

                IN WITNESS WHEREOF, Mortgagor has executed this instrument as of the day and year first above written.

MORTGAGOR:

280 SHUMAN BLVD., L.L.C., a Delaware limited
liability company

By: PGRT EQUITY LLC, a Delaware limited
liability company, its sole member

By: Prime Group Realty Limited Partnership, a
Delaware limited partnership, its sole member

By: Prime Group Realty Trust, a Maryland real
estate investment trust, its general partner

By: /s/David Lichtenstein
Name: David Lichtenstein
Title: Chairman

ACKNOWLEDGMENT

STATE OF NJ)

) SS

COUNTY OF Ocean)

I, Sara Boxer, a Notary Public in and for said County, in the State aforesaid, do hereby certify that David Lichtenstein, the Chairman of Prime Group Realty Trust, a Maryland real estate investment trust that is the general partner of Prime Group Realty, L.P., that is the sole member of PGRT EQUITY LLC, a Delaware limited liability company, as Assignor aforesaid, who is personally known to me to be the same person whose name is subscribed to as the foregoing instrument as such Chairman, appeared before me this day in person and acknowledged that she/he signed and delivered the said instrument as her/his own free and voluntary act for and on behalf of Prime Group Realty Trust on behalf of PGRT EQUITY LLC which executed the document on behalf of 280 Shuman Blvd., LLC, for the uses and purposes therein set forth.

Given under my hand and notarial seal this 11th day of January, 2006.

/s/ Sara Boxer
Notary Public

Sara Boxer
(Type or Print Name)

(SEAL)	Sara Boxer
Notary Public of New Jersey
My Commission Expires FEB 14, 2008

Commission Expires:
2/14/08

EXHIBIT A

Legal Description of Premises

ADDRESS OF PROPERTY:	P.I.N. No(s).

280 Shuman Boulevard

Naperville, Illinois 60563

[Remainder of Exhibit A follows this Page.]

[INTENTIONALLY OMITTED]

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